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                                                                   Exhibit 10.24

                                                                  EXECUTION COPY
                       PURCHASE PRICE ADJUSTMENT AGREEMENT


         THIS PURCHASE PRICE ADJUSTMENT AGREEMENT (this "Agreement") is entered into this twenty-third day of November, 1998, by and among Dunn Computer Corporation, a Virginia corporation ("Dunn"), George D. Fuster, D. Oscar Fuster, Carol N. Fuster and Wendy E. Fuster, all being individual residents of Maryland (collectively, the "Sellers").

         WHEREAS, Dunn and the Sellers entered into an acquisition agreement (the "Acquisition Agreement") dated March 9, 1998, whereby Dunn acquired all the outstanding shares of capital stock of International Data Products, Corp., a Maryland corporation ("IDP"), and certain assets and liabilities of Puerto Rican Industrial Manufacturing Operations, Corp., a Puerto Rican corporation ("PRIMO"), in exchange for a certain amount of cash and 750,000 shares of common stock ("Common Stock") of Dunn (the "Purchase Price"),

         WHEREAS, Section 1.6 of the Acquisition Agreement provides a mechanism for either increasing the Purchase Price if the net asset value (net worth) of IDP and PRIMO as reflected on the Closing Balance Sheet (as defined therein) exceeds $5,242,634 or decreasing the Purchase Price if the net asset value as reflected on the Closing Balance Sheet is less than $5,108,826,

         WHEREAS, the Sellers have prepared the Closing Balance Sheet and caused its accountants to review the Closing Balance Sheet in accordance with the provisions of Section 1.6(c) of the Acquisition Agreement and Dunn has caused its accountants to review the Closing Balance sheet in accordance with the provisions of Section 1.6(d) of the Acquisition Agreement, and

         WHEREAS, each party desires to fully and finally resolve any and all issues relating to the Closing Balance sheet and any related adjustments to the Purchase Price pursuant to the Acquisition Agreement.

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, it is agreed as follows:

         1. NET ASSET VALUE. Dunn and the Sellers, with the assistance of their respective accountants have fully reviewed all material accounts as set forth on the Closing Balance Sheet and, based on such complete review of the Closing Balance Sheet, have hereby determined that the net asset value of the Closing Balance Sheet is less than $5,108,826, such deficit being referred to herein as the "Shortfall Amount."

         2. PAYMENT OF THE SHORTFALL AMOUNT. In accordance with the provisions of Section 1.6(b) of the Acquisition Agreement, the Sellers hereby agree to satisfy the Shortfall Amount by delivering to Dunn 350,000 shares of Common Stock. The delivery


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of shares shall occur by Sellers delivering to Dunn contemporaneously with the signing of this Agreement an irrevocable stock power in favor of Dunn for an aggregate of 350,000 shares of Common Stock in the form attached hereto as
Exhibit 2.1, and certificate number DU2 representing 350,000 shares of Common Stock.

         3. PAYMENT IN FULL. Dunn hereby agrees to accept the payment of the 350,000 shares of Common Stock from the Sellers as payment in full for the Shortfall Amount and agrees that such payment fully discharges the Sellers from their obligation to pay the Shortfall Amount to Dunn in accordance with Section 1.6(c) of this Agreement, and that Dunn and the Sellers shall have no further obligations or liabilities pursuant to Section 1.6 of the Agreement.

         4. AUDIT OPINION. Sellers hereby agree to deliver to Dunn an executed copy of the audit opinion of KPMG Peat Marwick, LLP ("KPMG") with respect to its audit of the Closing Balance Sheet by November 30, 1998, which opinion may be qualified only with respect to KPMG not having conducted a physical count of the inventory of IDP and PRIMO as of the date of the Closing Balance Sheet.

         5. RELEASE. Dunn, for itself and its successors, assigns, affiliates, predecessors, purchasers, and all other persons acting on its behalf or claiming under it, including without limitation, its stockholders, directors, officers, employees and agents (separately and collectively the "Dunn Releasors"), agrees that each of the Dunn Releasors hereby fully and forever irrevocably and unconditionally releases, remises, acquits, exonerates and discharges each of the Sellers and their respective partners, employees, agents, affiliates, and assigns (separately and collectively, the "Fuster Releasees"), of and from any and all grievances, claims, demands, debts, suits, actions or causes of action, promises, proceedings, orders, judgments, contracts, allegations, damages, obligations, liabilities, costs and expenses (including reasonable attorney's fees) of whatever kind or nature, whether known or unknown, suspected or unsuspected, both in law or in equity, in any way arising from or relating to the Settled Matters (as defined in Schedule A attached hereto), which any of the Dunn Releasors ever had, now has, or can, shall or may have in the future against any of the Fuster Releasees, and that the terms hereof constitute a full and complete, legally binding final resolution by the parties of the Settled Matters. Dunn hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Fuster Releasee, based upon any matter purported to be released hereby.

         All rights and obligations set forth in the Acquisition Agreement, except as specifically provided for above with respect to those representations, warranties and covenants set forth on Schedule A hereto, shall remain in full force and effect until they expire pursuant to their terms and all rights and remedies set forth therein shall remain available to the Parties to the fullest extent permitted by the Acquisition Agreement. The Parties expressly acknowledge that nothing herein shall alter the rights and obligations of each Party, or create any additional right or obligation of any Party, with respect to the application of the Fusters and IDP for eligibility under the 8(a) Program administered by


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

the U.S. Small Business Administration.

         Notwithstanding anything contained in this Agreement to the contrary, nothing contained herein shall limit in any way the right of Dunn or its affiliates to pursue any and all actions, legal, equitable or otherwise, against KPMG.

         6.  MISCELLANEOUS.

             (a) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which together shall constitute one and the same instrument.

             (b) GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the District of Columbia without giving effect to the principles of conflicts of laws. This provision shall not in any way be deemed to amend, modify or rescind Section 9.8 of the Acquisition Agreement.

             (c) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties hereto and their respective successors and permitted assigns.

             (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties, and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, pertaining in any way to the subject matter hereof. No modification of this agreement shall be valid unless made in writing and signed by the parties hereto.

             (e) SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors heirs, personal representatives, and permitted assigns, but will not be assignable by any party without the prior written consent of the other party.

             (f) PUBLIC DISCLOSURE. The Sellers and Dunn shall not make any disclosure of the subject matter of this Agreement unless (a) required by law (after providing the other Parties notice of such disclosure); or (b) previously approved in writing (i) in the case of disclosure by Sellers, by Dunn, and (ii) in the case of disclosure by Dunn, by Sellers. For purposes of this Section 6(f), approval by either George Fuster or Oscar Fuster shall be deemed to constitute the approval of the Sellers. Each of the Sellers agrees that, with respect to any Form 4 filed with the Securities and Exchange Commission in connection with the transfer of stock contemplated herein, each shall state on such Form 4 that the transfer of such stock is in connection with this Agreement and shall submit such forms to Dunn for review prior to the filing thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


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

                                       DUNN COMPUTER CORPORATION


                                       By: /s/ John D. Vazzona
                                           -----------------------------
                                           Name   John D. Vazzona
                                                  -----------------------
                                           Title  Chief Financial Officer
                                                  -----------------------


                                       D. OSCAR FUSTER


                                        /s/ D. Oscar Fuster
                                       ---------------------------------


                                       GEORGE D. FUSTER


                                        /s/ George D. Fuster
                                       ---------------------------------


                                       CAROL N. FUSTER


                                        /s/ Carol N. Fuster
                                       ---------------------------------


                                       WENDY E. FUSTER


                                        /s/ Wendy E. Fuster
                                       ----------------------------------


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